HomeStreet, Inc. Reports Fourth Quarter and Year-End 2013 Results
2013 Net Income of $23.8 Million, or $1.61 per Diluted Share

SEATTLE – January 28, 2014 – (BUSINESS WIRE) – HomeStreet, Inc. (NASDAQ:HMST) (the “Company” or “HomeStreet”), the parent company of HomeStreet Bank (the “Bank”), today announced a net loss of $861 thousand, or $(0.06) per diluted share for the fourth quarter of 2013. Excluding acquisition-related expenses of $4.1 million, net income for the quarter was $1.8 million,(1) or $0.12(1) per diluted share, compared to net income of $2.0 million,(1) or $0.13(1) per share, for the third quarter of 2013 and $21.5 million, or $1.46 per share, for the fourth quarter of 2012. For the full year 2013, net income was $23.8 million, or $1.61 per share. Excluding acquisition-related expenses of $4.5 million, net income for 2013 was $26.8 million,(1) or $1.81(1) per diluted share, compared to $82.1 million, or $5.98 per share for 2012.

•	Consolidated results:

◦	Fourth quarter 2013

▪
HomeStreet successfully closed the acquisitions of Fortune Bank and Yakima National Bank during the fourth quarter of 2013. Additionally, the acquisition of two retail deposit branches from AmericanWest Bank was completed during the quarter. Through these acquisitions, the Company acquired $208.7 million of portfolio loans and $260.8 million of deposits.

▪	The Company recorded $4.1 million of acquisition-related expenses during the quarter ended December 31, 2013 and $4.5 million of acquisition-related expenses during the year ended December 31, 2013.

▪	Net interest margin of 3.34% compared to 3.41% in the third quarter of 2013.

▪	Loans held for investment of $1.87 billion at December 31, 2013 increased $362.5 million, or 24.0%, from September 30, 2013.

▪	Classified assets and nonperforming assets ended the quarter at 1.65% and 1.26% of total assets, respectively, down from 1.90% and 1.37% of total assets at September 30, 2013.

▪
In response to lower than anticipated loan volume in the commercial lending units and falling loan volume in existing mortgage markets, the Company reduced under-performing production personnel and mortgage operations and fulfillment personnel in existing markets. Also in the quarter, the Company added personnel from acquired banks and increased mortgage production and fulfillment personnel in new markets, primarily in California. During the fourth quarter, we hired, or added through acquisition, 216 employees, which was partially offset by the departure of 111 employees.

◦	Year-ended 2013

▪	Net interest margin of 3.17%, up from 2.89% for 2012.

▪
The Company's annual effective income tax rate for the year was 31.6% compared to 20.8% for 2012. The prior year effective income tax rate reflects the benefit of the full reversal of deferred tax asset valuation allowances.

•	Fourth quarter segment results:

◦	Commercial and Consumer Banking - loan and deposit growth from strong originations and acquisitions

▪	Commercial and Consumer Banking segment net income of $244 thousand. Excluding acquisition-related expenses, net income of $2.9 million,(1) down $1.2 million from the third quarter of 2013.

▪
Loans held for investment of $1.87 billion at December 31, 2013 increased $362.5 million, or 24.0%, from September 30, 2013. Excluding the impact of loans added from acquisitions, loans held for investment increased over 11% in the quarter. New loan commitments totaled $378.8 million, up 56.2% from $242.5 million in the third quarter of 2013.

▪	Total deposits of $2.20 billion increased 5.0% from September 30, 2013, primarily due to the addition of $260.8 million of deposits from acquisitions.

▪	Classified assets and nonperforming assets ended the quarter at 1.65% and 1.26% of total assets, respectively, down from 1.90% and 1.37% of total assets at September 30, 2013.

◦	Mortgage Banking - reduced loan production volume due to lower refinance volume, expected seasonality and a lack of housing inventory

▪	Mortgage Banking segment net loss of $1.1 million, compared to net loss of $2.1 million in the third quarter of 2013 and net income of $25.8 million in the fourth quarter of 2012.

▪	Single family mortgage interest rate lock commitments of $662.0 million, down 15.8% from the third quarter of 2013 and down 47.2% from the fourth quarter of 2012.

▪	Single family mortgage closed loan production of $773.1 million, down 34.9% from the third quarter of 2013 and down 49.1% from the fourth quarter of 2012.

▪	Net gain on single family mortgage origination and sale activities of $23.3 million, down 25.7% from the third quarter of 2013 and down 65.3% from the fourth quarter of 2012.

▪
The portfolio of single family loans serviced for others increased to $11.80 billion at quarter end, up 4.5% from $11.29 billion at September 30, 2013 and up 32.97% from $8.87 billion at December 31, 2012.

▪	Single family mortgage servicing income of $7.4 million, up from $3.7 million in the third quarter of 2013 and up from $287 thousand in the fourth quarter of 2012.

▪
HomeStreet regained its overall ranking as the number two originator by volume of refinance and purchase mortgages in the Pacific Northwest (Washington, Oregon and Idaho), based on the combined results of HomeStreet originations and loans originated through an affiliated business arrangement known as WMS Series LLC.

•	Other highlights:

◦
On January 23, 2014, HomeStreet, Inc.'s board of directors approved a special cash dividend of $0.11 per common share, payable on February 24, 2014 to shareholders of record as of the close of business on February 3, 2014.

"As we execute our strategy to diversify our earnings by expanding our commercial and consumer banking business, we continue to be frustrated by falling mortgage lending volumes driven by macroeconomic forces, volume changes and continuing low levels of new and resale homes. Our strategy of continuing to grow our mortgage banking market share in new and existing markets while reducing operations staff in response to lower mortgage volume levels have not been able to fully offset these forces,” said CEO Mark K. Mason. “On a positive note, lower interest rates in October and early November spurred additional mortgage refinance activity compared to earlier months. Despite the challenging market, we continue to be successful in growing our mortgage originator ranks with top-level people and we expanded our market share, regaining our number two ranking overall for refinance and purchase mortgage loans in the Pacific Northwest.

“We made substantial progress in the fourth quarter toward our goal of business diversification. We increased our loans held for investment by 24 percent over the quarter, and of that amount, over 11 percent came from organic loan growth, primarily in multifamily, construction and C&I lending. We successfully closed three high quality bank and deposit branch acquisitions, adding six retail deposit branches and teams of seasoned commercial lenders and customer service personnel. Additionally, we recently announced our entry into the California market as a diversified commercial real estate lender.”

Consolidated Results of Operations
Net Interest Income
Net interest income in the fourth quarter of 2013 was $21.4 million, up $1.0 million, or 4.8%, from the third quarter of 2013 and up $4.8 million, or 28.9%, from the fourth quarter of 2012. In the fourth quarter of 2013, net interest margin, on a tax equivalent basis, was 3.34% compared to 3.41% in the third quarter of 2013, and 3.06% in the fourth quarter of 2012. The decline in the net interest margin from the third quarter of 2013 primarily reflects a lower yield on investment securities due to premium amortization caused primarily by higher than expected prepayments.
Improvement in our net interest margin from the fourth quarter of 2012 resulted primarily from a 42 basis point decline in average interest-bearing cost of funds, due in part to the re-pricing of maturing time deposits.
Total average interest-earning assets increased from the three and twelve months ended December 31, 2012 primarily as a result of growth in portfolio loans, both from originations and from acquisitions, and in the investment securities portfolio, partially offset by a decrease in loans held for sale. The increase in average balances of portfolio loans primarily reflects year-over-year growth in loan production volume from all commercial and consumer business lines. Total average interest-bearing deposit balances increased from the prior periods primarily due to acquisition-related growth in transaction and savings deposits, partially offset by a decline in higher-cost retail certificates of deposit.
Noninterest Income
Noninterest income in the fourth quarter of 2013 was $36.1 million, down $2.1 million, or 5.5%, from $38.2 million in the third quarter of 2013 and down $35.9 million, or 49.9%, from $71.9 million in the fourth quarter of 2012. The decrease from the prior quarter was primarily driven by lower mortgage loan origination and sale revenue, due in part to expected seasonality and continuing low levels of new and resale housing inventory that has led to substantially lower loan origination volume. The decrease from the fourth quarter of

2012 was primarily due to the significant reduction in mortgage refinance volumes driven by higher mortgage interest rates in 2013.
Partially offsetting the decrease in noninterest income during the fourth quarter of 2013 was a $3.8 million increase in mortgage servicing income from the third quarter of 2013, primarily driven by higher mortgage servicing rights ("MSR") values net of risk management results and increased servicing fees collected in the quarter on the Company's single family mortgage servicing. Higher MSR values were the result of lower expected prepayments. Additionally, gain on sale of investment securities increased $2.0 million from the third quarter of 2013, as the Company decreased the overall size of its securities portfolio to provide liquidity for the growth in lending volumes.
Noninterest Expense
Noninterest expense for the fourth quarter of 2013 was $58.9 million compared to $58.1 million in the third quarter of 2013. Excluding acquisition-related expenses, noninterest expense was $54.8 million(1) in the fourth quarter of 2013, a decrease of $2.9 million, or 5.0%, from $57.7 million(1) in the third quarter of 2013, and a decrease of $1.2 million, or 2.1%, from $56.0 million in the fourth quarter of 2012. The decreases from both periods are primarily due to a decrease in mortgage origination commissions and incentives, partially offset by increased salary and related costs and general and administrative expenses, including marketing expenses. During the quarter, the Company added seven home loan centers, related to increased expansion in California. At December 31, 2013, our full-time equivalent employees had increased 5.3% from September 30, 2013 and our retail deposit branch system increased 32% to 30 branches.
Income Taxes
The Company's income tax benefit was $553 thousand for the quarter. The Company's annual effective income tax rate was 31.6% as compared to 20.8% for 2012. The prior year effective income tax rate reflects the benefit of the full reversal of deferred tax asset valuation allowances.
Business Segments
Commercial and Consumer Banking Segment
Commercial and Consumer Banking segment net income in the fourth quarter of 2013 was $244 thousand, compared to $3.8 million in the third quarter of 2013. Excluding acquisition-related expenses of $4.1 million, net income was $2.9 million(1) in the fourth quarter of 2013, compared to net income of $4.1 million(1) in the third quarter of 2013 and a net loss of $4.4 million in the fourth quarter of 2012. The variance in net income from the third quarter of 2013 was primarily due to the third quarter reversal of loan loss provision of $1.5 million. For the full year 2013, Commercial and Consumer Banking had net income of $2.6 million. Excluding acquisition-related expenses of $4.5 million, net income was $5.6 million(1) for 2013, improving from a net loss of $14.5 million for the full year 2012.
Loans Held for Investment
Loans held for investment, net, were $1.87 billion at December 31, 2013, an increase of $362.5 million, or 24.0%, from September 30, 2013 and an increase of $563.7 million, or 43.1%, from December 31, 2012. Additions to the loan portfolio from acquisitions were $208.7 million. New loan commitments totaled $378.8 million for the fourth quarter of 2013, up 56.2% from $242.5 million in the third quarter of 2013.
Asset Quality
Classified assets of $50.6 million, or 1.65% of total assets at December 31, 2013, decreased by $3.8 million, or 6.9%, from $54.4 million, or 1.90% of total assets, at September 30, 2013. Nonperforming assets (NPAs) were $38.6 million, or 1.26% of total assets at December 31, 2013, as compared to $39.0 million, or 1.37% of total assets at September 30, 2013.

Nonaccrual loans of $25.7 million, or 1.36% of total loans at December 31, 2013, decreased from $26.8 million, or 1.74% of total loans at September 30, 2013. OREO balances were $12.9 million at December 31, 2013, an increase of 5% from $12.3 million at September 30, 2013. Delinquent loans of $84.3 million, or 4.44% of total loans at December 31, 2013, decreased from $86.7 million, or 5.64% of total loans at September 30, 2013. Excluding FHA-insured and Department of Veterans' Affairs (VA)-guaranteed single family mortgage loans, delinquent loans were $29.5 million, or 1.63% of total non-FHA/VA loans at December 31, 2013, as compared to $31.3 million, or 2.16% of total non-FHA/VA loans at September 30, 2013. Included in nonaccrual loans at December 31, 2013 are $6.5 million of acquisition-related loans that are guaranteed by the Small Business Administration ("SBA").
The allowance for credit losses was $24.1 million at December 31, 2013 compared to $24.9 million at September 30, 2013. The allowance for loan losses as a percentage of total loans was 1.26% at December 31, 2013. Excluding acquired loans, the allowance for loan losses as a percentage of total loans was 1.40% of total loans compared to 1.61% of total loans at September 30, 2013. Due to improving credit trends, we recorded no provision for credit losses in the fourth quarter of 2013, compared to a reversal of provision of $1.5 million in the third quarter of 2013 and provision of $4.0 million recorded in the fourth quarter of 2012. Net charge-offs in the fourth quarter of 2013 totaled $805 thousand, down from net charge-offs of $1.5 million in the third quarter of 2013 and $3.9 million in the fourth quarter of 2012. Of the $805 thousand in net charge-offs during the quarter, $392 thousand had been specifically reserved as of September 30, 2013.
Deposits
Deposit balances were $2.20 billion at December 31, 2013 as compared to $2.10 billion at September 30, 2013 and $1.98 billion at December 31, 2012. Transaction and savings deposits increased $109.0 million, or 7.7%, from September 30, 2013, while certificates of deposit increased $54.2 million, or 11.8%, from the prior quarter, mostly the result of our fourth quarter acquisitions which added six retail deposit branches to our network.
Mortgage Banking Segment
Mortgage Banking segment net loss was $1.1 million for the fourth quarter of 2013, driven primarily by a significant decline in interest rate lock commitment volume, compared to net loss of $2.1 million for the third quarter of 2013 and net income of $25.8 million for the fourth quarter of 2012. For the full year 2013, Mortgage Banking net income was $21.2 million, a decrease of 78.1% from $96.6 million in 2012.
Mortgage Origination for Sale
Single family mortgage interest rate lock commitments, net of estimated fallout, totaled $662.0 million in the fourth quarter of 2013, a decrease of $124.1 million, or 15.8%, from $786.1 million in the third quarter of 2013 and down $592.9 million, or 47.2%, from the fourth quarter of 2012. The decrease in interest rate lock commitments in the fourth quarter of 2013 compared to the third quarter of 2013 was primarily the result of a decline in mortgage refinance volume and the expected seasonality of the mortgage loan business as well as continuing low levels of new and resale housing inventory. The decrease from the fourth quarter of 2012 primarily reflects the drop in refinance volume following the rise in mortgage interest rates beginning in June 2013, partially offset by increased loan volume from the expansion of our mortgage production offices and a 35% increase in mortgage production personnel year over year.
Single family closed loan volume designated for sale was $773.1 million in the fourth quarter of 2013, down $413.9 million, or 34.9%, from $1.19 billion in the third quarter of 2013 and down $745.8 million, or 49.1%, from $1.52 billion in the fourth quarter of 2012. At December 31, 2013, the combined pipeline of interest rate lock commitments, net of estimated fallout, and mortgage loans held for sale was $476.0 million, compared to $631.1 million at September 30, 2013.
Net gain on single family mortgage loan origination and sale activities in the fourth quarter of 2013 was $23.3 million, a decrease of $8.1 million, or 25.7%, from the third quarter of 2013 and a decrease of $43.9 million, or 65.3%, from the fourth quarter of 2012. The decrease from the prior quarter is primarily the result of the 15.8% decrease in interest rate lock commitments. The decrease from the fourth quarter of 2012 was primarily due to a decrease in refinance mortgage volume, partially offset by the increase in mortgage production offices and personnel in 2013.
Due to differences in the timing of revenue recognition between components of the gain on loan origination and sale activities, the Company analyzes the profitability of these activities using a 'Composite Margin,' which is comprised of the ratios of the components to their respective populations of interest rate lock commitments and closed loans. The Composite Margin for the fourth quarter of 2013 was 350 basis points, down from 375 basis points in the third quarter of 2013.
Mortgage Servicing
Single family mortgage servicing income of $7.4 million in the fourth quarter of 2013 increased $3.8 million, or 103.3%, from the third quarter of 2013 and increased $7.1 million from $287 thousand in the fourth quarter of 2012. The increase from the third quarter of 2013 was primarily driven by higher MSR values net of risk management results due to lower expected prepayments and increased servicing fees collected in the quarter on the Company's single family mortgage servicing.
Single family mortgage servicing fees collected in the fourth quarter of 2013 increased $698 thousand, or 8.6%, from the third quarter of 2013 and $2.1 million, or 32.1%, from the fourth quarter of 2012 resulting from growth in the portfolio of single family loans serviced for others. The portfolio of single family loans serviced for others increased to $11.80 billion at year-end compared to $11.29 billion at September 30, 2013.
Noninterest Expense
Mortgage Banking segment noninterest expense of $38.0 million decreased $6.3 million, or 14.1%, from the third quarter of 2013. This decrease was primarily attributable to lower commission and incentive expense as closed loan volumes declined 34.9% from the third quarter of 2013. Partially offsetting this decrease was an increase in salaries and related expenses resulting from the net addition of 28 mortgage originators during the quarter.
Capital
Regulatory capital ratios for the Bank are as follows:

	Dec. 31, 2013 (1)	Sept. 30, 2013	Dec. 31, 2012	Well-capitalized ratios
Tier 1 leverage capital (to average assets)	9.99%	10.85%	11.78%	5.00%
Tier 1 risk-based capital (to risk-weighted assets)	14.33%	17.19%	18.05%	6.00%
Total risk-based capital (to risk-weighted assets)	15.51%	18.44%	19.31%	10.00%

(1)	Regulatory capital ratios at December 31, 2013 are preliminary.

The decline in the Bank's capital ratios was primarily attributable to the fourth quarter acquisitions of Fortune Bank and Yakima National Bank, which created $12.6 million of intangible assets not includable in regulatory capital and resulted in an increase in average and risk-weighted assets as well as the consolidated net loss for the quarter.

Special Cash Dividend Declaration

As we announced on January 24, 2014, HomeStreet, Inc.'s board of directors approved a special cash dividend of $0.11 per common share, payable on February 24, 2014 to shareholders of record as of the close of business on February 3, 2014.

(1) The press release contains certain non-GAAP financial disclosures for consolidated net income excluding acquisition-related expenses, diluted earnings per share, excluding acquisition-related expenses, and Commercial and Consumer Banking segment net income, excluding acquisition-related expenses. The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance. For corresponding reconciliations to GAAP financial measures, see Non-GAAP Financial Measures beginning on page 30 of this earnings release.

Conference Call
HomeStreet, Inc. will conduct a quarterly earnings conference call on Tuesday, January 28, 2014 at 1:00 p.m. EST. The Company will discuss fourth quarter 2013 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may join the call by dialing 1-888-317-6016 shortly before 1:00 p.m. EST. A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10037782.

About HomeStreet, Inc.
HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington, and the holding company for HomeStreet Bank, a Washington state-chartered, FDIC-insured savings bank. HomeStreet Bank offers Commercial and Consumer banking, investment and insurance products and services in Washington, Oregon and Hawaii. HomeStreet Bank conducts lending activities in Washington, Oregon, Hawaii, Idaho, California, Arizona, Utah and Alaska.  For more information, visit http://ir.homestreet.com. Information contained in or linked from our website is not incorporated into, and does not form a part of, this release.

Forward-Looking Statements
This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.
We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Among other things, our ability to expand our banking operations geographically and across market sectors, grow our franchise and capitalize on market opportunities, and generate positive net income and cash flow, may be limited due to future risks and uncertainties including, but not limited to, changes in general economic conditions that impact our markets and our business, actions by the Federal Reserve affecting monetary and fiscal policy, regulatory and legislative actions that may constrain our ability to do business, significant increases in the competition we face in our industry and market and the extent of our success in problem asset resolution efforts. We may not immediately realize the benefits expected from our recently completed bank and branch acquisitions and may incur unexpected costs in integrating these acquisitions into our operations. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards, a decrease in interest rates, an increase in competition for such loans, unfavorable changes in general economic conditions, including housing prices, the job market, consumer confidence and spending habits either nationally or in the regional and local market areas in which the Company does business and legislative or regulatory actions or reform (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act). Further, our ability to pay cash dividends in the future is dependent upon a variety of factors, including our net income, liquidity, capital resources, regulatory and financial condition, and our compliance with the terms of our trust preferred securities and applicable banking laws and regulations. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.
Information contained herein, other than information at December 31, 2012 and for the twelve months then ended, is unaudited. All financial data should be read in conjunction with the notes to the consolidated financial statements of HomeStreet, Inc., and subsidiaries as of and for the fiscal year ended December 31, 2012, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

Source: HomeStreet, Inc.

Contact:	Investor Relations & Media:
HomeStreet, Inc.
Terri Silver, 206-389-6303
terri.silver@homestreet.com
http://ir.homestreet.com

HomeStreet, Inc. and Subsidiaries
Summary Financial Data

	Quarter Ended					Year Ended
(dollars in thousands, except share data)	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012

Income statement data (for the period ended):
Net interest income	$21,382	$20,412	$17,415	$15,235	$16,591	$74,444	$60,743
Provision (reversal of provision) for loan losses	—	(1,500)	400	2,000	4,000	900	11,500
Noninterest income	36,072	38,174	57,556	58,943	71,932	190,745	238,020
Noninterest expense	58,868	58,116	56,712	55,799	55,966	229,495	183,591
Acquisition-related expenses (included in noninterest expense)	4,080	463	6	—	—	4,549	—
Net income before taxes	(1,414)	1,970	17,859	16,379	28,557	34,794	103,672
Income tax expense	(553)	308	5,791	5,439	7,060	10,985	21,546
Net income	$(861)	$1,662	$12,068	$10,940	$21,497	$23,809	$82,126
Basic earnings per common share (1)	$(0.06)	$0.12	$0.84	$0.76	$1.50	$1.65	$6.17
Diluted earnings per common share(1)	$(0.06)	$0.11	$0.82	$0.74	$1.46	$1.61	$5.98
Common shares outstanding (1)	14,799,991	14,422,354	14,406,676	14,400,206	14,382,638	14,799,991	14,382,638
Weighted average common shares
Basic	14,523,405	14,388,559	14,376,580	14,359,691	14,371,120	14,412,059	13,312,939
Diluted	14,812,391	14,790,671	14,785,481	14,804,129	14,714,166	14,798,168	13,739,398
Dividends per share	$0.11	$0.11	$0.11	$—	$—	$0.33	$—
Book value per share	$17.97	$18.60	$18.62	$18.78	$18.34	$17.97	$18.34
Tangible book value per share (2)	$17.08	$18.57	$18.60	$18.75	$18.31	$17.08	$18.31

Financial position (at period end):
Cash and cash equivalents	$33,908	$37,906	$21,645	$18,709	$25,285	$33,908	$25,285
Investment securities	498,816	574,894	539,480	416,561	416,517	498,816	416,517
Loans held for sale	279,941	385,110	471,191	430,857	620,799	279,941	620,799
Loans held for investment, net	1,872,716	1,510,169	1,416,439	1,358,982	1,308,974	1,872,716	1,308,974
Mortgage servicing rights	162,463	146,300	137,385	111,828	95,493	162,463	95,493
Other real estate owned	12,911	12,266	11,949	21,664	23,941	12,911	23,941
Total assets	3,066,054	2,854,323	2,776,124	2,508,251	2,631,230	3,066,054	2,631,230
Deposits	2,203,238	2,098,076	1,963,123	1,934,704	1,976,835	2,203,238	1,976,835
FHLB advances	446,590	338,690	409,490	183,590	259,090	446,590	259,090
Shareholders’ equity	265,926	268,208	268,321	270,405	263,762	265,926	263,762

Financial position (averages):
Investment securities	$565,869	$556,862	$512,475	$422,761	$418,261	$515,000	$410,819
Loans held for investment	1,732,955	1,475,011	1,397,219	1,346,100	1,297,615	1,496,146	1,303,010
Total interest-earning assets	2,624,287	2,474,397	2,321,195	2,244,563	2,244,727	2,422,136	2,167,363
Total interest-bearing deposits	1,698,550	1,488,076	1,527,732	1,543,645	1,609,075	1,590,492	1,644,859
FHLB advances	343,366	374,682	307,296	147,097	122,516	293,871	93,325
Repurchase agreements	—	—	10,913	—	558	2,721	17,806
Total interest-bearing liabilities	2,268,826	2,045,155	1,917,098	1,752,599	1,794,006	2,023,409	1,817,847
Shareholders’ equity	268,328	271,286	280,783	274,355	262,163	249,081	211,329

HomeStreet, Inc. and Subsidiaries
Summary Financial Data (continued)

	Quarter Ended							Year Ended
(dollars in thousands, except share data)	Dec. 31, 2013		Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013		Dec. 31, 2012	Dec. 31, 2013		Dec. 31, 2012
Financial performance:
Return on average common shareholders’ equity (3)	(1.28)%		2.45%	17.19%	15.95%		32.80%	9.56%		38.86%
Return on average tangible common shareholders' equity(2)	(1.33)%		2.45%	17.22%	15.97%		32.85%	9.66%		38.94%
Return on average assets	(0.12)%		0.24%	1.86%	1.75%		3.46%	0.88%		3.42%
Net interest margin (4)	3.34%		3.41%	3.10%	2.81%	(5)	3.06%	3.17%	(5)	2.89%
Efficiency ratio (6)	102.46%		99.20%	75.65%	75.22%		63.22%	86.54%		61.45%
Asset quality:
Allowance for credit losses	$24,089		$24,894	$27,858	$28,594		$27,751	24,089		$27,751
Allowance for loan losses/total loans	1.26%	(7)	1.61%	1.92%	2.05%		2.06%	1.26%	(7)	2.06%
Allowance for loan losses/nonaccrual loans	93.00%		92.30%	93.11%	88.40%		92.20%	93.00%		92.20%
Total classified assets	$50,600		$54,355	$74,721	$90,076		$86,270	$50,600		$86,270
Classified assets/total assets	1.65%		1.90%	2.69%	3.59%		3.28%	1.65%		3.28%
Total nonaccrual loans(8)	$25,707	(9)	$26,753	$29,701	$32,133		$29,892	$25,707	(9)	$29,892
Nonaccrual loans/total loans	1.36%		1.74%	2.06%	2.32%		2.24%	1.36%		2.24%
Other real estate owned	$12,911		$12,266	$11,949	$21,664		$23,941	$12,911		$23,941
Total nonperforming assets	$38,618	(9)	$39,019	$41,650	$53,797		$53,833	$38,618	(9)	$53,833
Nonperforming assets/total assets	1.26%		1.37%	1.50%	2.14%		2.05%	1.26%		2.05%
Net charge-offs	$805		$1,464	$1,136	$1,157		$3,876	$4,562		$26,549
Regulatory capital ratios for the Bank:
Tier 1 leverage capital (to average assets)	9.99%	(10)	10.85%	11.89%	11.97%		11.78%	9.99%	(10)	11.78%
Tier 1 risk-based capital (to risk-weighted assets)	14.33%	(10)	17.19%	17.89%	19.21%		18.05%	14.33%	(10)	18.05%
Total risk-based capital (to risk-weighted assets)	15.51%	(10)	18.44%	19.15%	20.47%		19.31%	15.51%	(10)	19.31%
Other data:
Full-time equivalent employees (ending)	1,502		1,426	1,309	1,218		1,099	1,502		1,099

(1)	Share and per share data shown after giving effect to the 2-for-1 forward stock splits effective March 6, 2012 and November 5, 2012.

(2)
Tangible equity ratios and tangible book value per share of common stock are non-GAAP financial measures. Other companies may define or calculate these measures differently. Tangible book value is calculated by dividing shareholders' common equity less average goodwill and intangible assets, net (excluding MSRs) by the number of common shares outstanding. The return on average tangible common shareholders' equity is calculated by dividing net earnings available to common shareholders (annualized) by average shareholders' common equity less average goodwill and intangible assets, net (excluding MSRs). For additional information on these ratios and for corresponding reconciliations to GAAP financial measures, see Non-GAAP Financial Measures in this earnings release.

(3)	Net earnings available to common shareholders (annualized) divided by average common shareholders’ equity.

(4)	Net interest income divided by total average interest-earning assets on a tax equivalent basis.

(5)
Net interest margin for the first quarter of 2013 included $1.4 million in interest expense related to the correction of the cumulative effect of an error in prior years, resulting from the under accrual of interest due on the TruPS for which the Company had deferred the payment of interest. Excluding the impact of the prior period interest expense correction, the net interest margin was 3.06% for the quarter ended March 31, 2013 and 3.23% for the year ended December 31, 2013.

(6)	Noninterest expense divided by total net revenue (net interest income and noninterest income).

(7)	Includes acquired loans. Excluding acquired loans, allowance for loan losses/total loans is 1.40% at December 31, 2013.

(8)	Generally, loans are placed on nonaccrual status when they are 90 or more days past due.

(9)	Includes $6.5 million of nonperforming loans at December 31, 2013 that are guaranteed by the SBA.

(10)	Regulatory capital ratios at December 31, 2013 are preliminary.

HomeStreet, Inc. and Subsidiaries
Consolidated Statements of Operations

	Three Months Ended December 31,		%	Year Ended December 31,		%
(in thousands, except share data)	2013	2012	Change	2013	2012	Change
Interest income:
Loans	$21,522	$18,713	15%	$76,442	$71,057	8
Investment securities available for sale	2,839	2,186	30	12,391	9,391	32
Other	61	27	126	143	243	(41)
	24,422	20,926	17	88,976	80,691	10
Interest expense:
Deposits	2,338	3,756	(38)	10,416	16,741	(38)
Federal Home Loan Bank advances	419	282	49	1,532	1,788	(14)
Securities sold under agreements to repurchase	—	1	(100)	11	70	(84)
Long-term debt	272	292	(7)	2,546	1,333	91
Other	11	4	175	27	16	69
	3,040	4,335	(30)	14,532	19,948	(27)
Net interest income	21,382	16,591	29	74,444	60,743	23
Provision for credit losses	—	4,000	(100)	900	11,500	(92)
Net interest income after provision for credit losses	21,382	12,591	70	73,544	49,243	49
Noninterest income:
Net gain on mortgage loan origination and sale activities	24,842	68,881	(64)	164,712	210,564	(22)
Mortgage servicing income	7,807	651	NM	17,073	16,121	6
(Loss) income from WMS Series LLC	(359)	516	(170)	704	4,264	(83)
Loss on debt extinguishment	—	—	NM	—	(939)	NM
Depositor and other retail banking fees	899	800	12	3,172	3,062	4
Insurance commissions	252	193	31	864	743	16
Gain on sale of investment securities available for sale	1,766	141	NM	1,772	1,490	19
Other	865	750	15	2,448	2,715	(10)
	36,072	71,932	(50)	190,745	238,020	(20)
Noninterest expense:
Salaries and related costs	36,110	38,680	(7)	149,440	119,829	25
General and administrative	9,932	8,534	16	40,366	27,838	45
Legal	498	325	53	2,552	1,796	42
Consulting	3,294	1,291	155	5,637	3,037	86
Federal Deposit Insurance Corporation assessments	496	803	(38)	1,433	3,554	(60)
Occupancy	4,098	2,425	69	13,765	8,585	60
Information services	4,369	2,739	60	14,491	8,867	63
Net cost of operation and sale of other real estate owned	71	1,169	(94)	1,811	10,085	(82)
	58,868	55,966	5	229,495	183,591	25
(Loss) income before income taxes	(1,414)	28,557	(105)	34,794	103,672	(66)
Income tax (benefit) expense	(553)	7,060	(108)	10,985	21,546	(49)
NET (LOSS) INCOME	$(861)	$21,497	(104)	$23,809	$82,126	(71)

Basic (loss) income per share	$(0.06)	$1.50	(104)	$1.65	$6.17	(73)
Diluted (loss) income per share	$(0.06)	$1.46	(104)	$1.61	$5.98	(73)
Basic weighted average number of shares outstanding	14,523,405	14,371,120	1	14,412,059	13,312,939	8
Diluted weighted average number of shares outstanding	14,812,391	14,714,166	1	14,798,168	13,739,398	8
Dividends per share	$0.11	$—	N/A	$0.33	$—	N/A

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Statements of Operation

	Quarter ended
(in thousands, except share data)	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012
Interest income:
Loans	$21,522	$19,425	$17,446	$18,049	$18,713
Investment securities available for sale	2,839	3,895	2,998	2,659	2,186
Other	61	28	24	30	27
	24,422	23,348	20,468	20,738	20,926
Interest expense:
Deposits	2,338	2,222	2,367	3,489	3,756
Federal Home Loan Bank advances	419	434	387	292	282
Securities sold under agreements to repurchase	—	—	11	—	1
Long-term debt	272	274	283	1,717	292
Other	11	6	5	5	4
	3,040	2,936	3,053	5,503	4,335
Net interest income	21,382	20,412	17,415	15,235	16,591
Provision (reversal of provision) for credit losses	—	(1,500)	400	2,000	4,000
Net interest income after provision for credit losses	21,382	21,912	17,015	13,235	12,591
Noninterest income:
Net gain on mortgage loan origination and sale activities	24,842	33,491	52,424	53,955	68,881
Mortgage servicing income	7,807	4,011	2,183	3,072	651
(Loss) income from WMS Series LLC	(359)	(550)	993	620	516
Depositor and other retail banking fees	899	791	761	721	800
Insurance commissions	252	242	190	180	193
Gain (loss) on sale of investment securities available for sale	1,766	(184)	238	(48)	141
Other	865	373	767	443	750
	36,072	38,174	57,556	58,943	71,932
Noninterest expense:
Salaries and related costs	36,110	39,689	38,579	35,062	38,680
General and administrative	9,932	9,234	10,270	10,930	8,534
Legal	498	844	599	611	325
Consulting	3,294	884	763	696	1,291
Federal Deposit Insurance Corporation assessments	496	227	143	567	803
Occupancy	4,098	3,484	3,381	2,802	2,425
Information services	4,369	3,552	3,574	2,996	2,739
Net cost (benefit) of operation and sale of other real estate owned	71	202	(597)	2,135	1,169
	58,868	58,116	56,712	55,799	55,966
(Loss) income before income tax expense	(1,414)	1,970	17,859	16,379	28,557
Income tax (benefit) expense	(553)	308	5,791	5,439	7,060
NET (LOSS) INCOME	$(861)	$1,662	$12,068	$10,940	$21,497

Basic (loss) income per share	$(0.06)	$0.12	$0.84	$0.76	$1.50
Diluted (loss) income per share	$(0.06)	$0.11	$0.82	$0.74	$1.46
Basic weighted average number of shares outstanding	14,523,405	14,388,559	14,376,580	14,359,691	14,371,120
Diluted weighted average number of shares outstanding	14,812,391	14,790,671	14,785,481	14,804,129	14,714,166
Dividends per share	$0.11	$0.11	$0.11	$—	$—

HomeStreet, Inc. and Subsidiaries
Consolidated Statements of Financial Condition

(in thousands, except share data)	Dec. 31, 2013	Dec. 31, 2012	% Change
Assets:
Cash and cash equivalents (including interest-bearing instruments of $9,436 and $12,414)	$33,908	$25,285	34%
Investment securities (includes $481,683 and $416,329 carried at fair value)	498,816	416,517	20
Loans held for sale (includes $279,385 and $607,578 carried at fair value)	279,941	620,799	(55)
Loans held for investment (net of allowance for loan losses of $24,089 and $27,561)	1,872,716	1,308,974	43
Mortgage servicing rights (includes $153,128 and $87,396 carried at fair value)	162,463	95,493	70
Other real estate owned	12,911	23,941	(46)
Federal Home Loan Bank stock, at cost	35,288	36,367	(3)
Premises and equipment, net	36,260	15,232	138
Goodwill	10,849	424	NM
Accounts receivable and other assets	122,902	88,198	39
Total assets	$3,066,054	$2,631,230	17
Liabilities and shareholders’ equity:
Liabilities:
Deposits	$2,203,238	$1,976,835	11
Federal Home Loan Bank advances	446,590	259,090	72
Accounts payable and other liabilities	85,489	69,686	23
Long-term debt	64,811	61,857	5
Total liabilities	2,800,128	2,367,468	18
Shareholders’ equity:
Preferred stock, no par value
Authorized 10,000 shares
Issued and outstanding, 0 shares and 0 shares	—	—	—
Common stock, no par value
Authorized 160,000,000
Issued and outstanding, 14,799,991 shares and 14,382,638 shares	511	511	—
Additional paid-in capital	94,474	90,189	5
Retained earnings	182,935	163,872	12
Accumulated other comprehensive (loss) income	(11,994)	9,190	NM
Total shareholders’ equity	265,926	263,762	1
Total liabilities and shareholders’ equity	$3,066,054	$2,631,230	17

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Statements of Financial Condition

(in thousands, except share data)	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012
Assets:
Cash and cash equivalents	$33,908	$37,906	$21,645	$18,709	$25,285
Investment securities	498,816	574,894	539,480	416,561	416,517
Loans held for sale	279,941	385,110	471,191	430,857	620,799
Loans held for investment, net	1,872,716	1,510,169	1,416,439	1,358,982	1,308,974
Mortgage servicing rights	162,463	146,300	137,385	111,828	95,493
Other real estate owned	12,911	12,266	11,949	21,664	23,941
Federal Home Loan Bank stock, at cost	35,288	35,370	35,708	36,037	36,367
Premises and equipment, net	36,260	24,684	18,362	16,893	15,232
Goodwill	10,849	424	424	424	424
Accounts receivable and other assets	122,902	127,200	123,541	96,296	88,198
Total assets	$3,066,054	$2,854,323	$2,776,124	$2,508,251	$2,631,230
Liabilities and shareholders’ equity:
Liabilities:
Deposits	$2,203,238	$2,098,076	$1,963,123	$1,934,704	$1,976,835
Federal Home Loan Bank advances	446,590	338,690	409,490	183,590	259,090
Accounts payable and other liabilities	85,489	87,492	73,333	57,695	69,686
Long-term debt	64,811	61,857	61,857	61,857	61,857
Total liabilities	2,800,128	2,586,115	2,507,803	2,237,846	2,367,468
Shareholders’ equity:
Preferred stock, no par value
Authorized 10,000 shares	—	—	—	—	—
Common stock, no par value
Authorized 160,000,000	511	511	511	511	511
Additional paid-in capital	94,474	91,415	91,054	90,687	90,189
Retained earnings	182,935	185,379	185,300	173,229	163,872
Accumulated other comprehensive (loss) income	(11,994)	(9,097)	(8,544)	5,978	9,190
Total shareholders’ equity	265,926	268,208	268,321	270,405	263,762
Total liabilities and shareholders’ equity	$3,066,054	$2,854,323	$2,776,124	$2,508,251	$2,631,230

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields and Rates Paid (Taxable-equivalent basis)

	Quarter Ended December 31,
	2013			2012
(in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets: (1)
Cash & cash equivalents	$46,718	$27	0.23%	$28,029	$26	0.39%
Investment securities	565,869	3,433	2.43%	418,261	2,682	2.56%
Loans held for sale	278,745	2,962	4.25%	500,822	4,175	3.36%
Loans held for investment	1,732,955	18,589	4.28%	1,297,615	14,571	4.48%
Total interest-earning assets	2,624,287	25,011	3.80%	2,244,727	21,454	3.82%
Noninterest-earning assets (2)	298,965			238,433
Total assets	$2,923,252			$2,483,160
Liabilities and shareholders’ equity:
Deposits:
Interest-bearing demand accounts	$290,028	269	0.37%	$159,192	130	0.32%
Savings accounts	148,029	187	0.50%	104,748	105	0.40%
Money market accounts	912,739	1,009	0.44%	677,135	855	0.50%
Certificate accounts	347,754	736	0.84%	668,000	2,666	1.59%
Total interest-bearing deposits	1,698,550	2,201	0.51%	1,609,075	3,756	0.93%
FHLB advances	343,366	419	0.48%	122,516	282	0.95%
Securities sold under agreements to repurchase	—	—	—%	558	1	0.26%
Long-term debt	63,784	272	1.67%	61,857	292	1.89%
Other borrowings	163,126	148	0.36%	—	4	—%
Total interest-bearing liabilities	2,268,826	3,040	0.53%	1,794,006	4,335	0.96%
Noninterest-bearing liabilities	386,098			426,991
Total liabilities	2,654,924			2,220,997
Shareholders’ equity	268,328			262,163
Total liabilities and shareholders’ equity	$2,923,252			$2,483,160
Net interest income (3)		$21,971			$17,119
Net interest spread			3.31%			2.86%
Impact of noninterest-bearing sources			0.07%			0.20%
Net interest margin			3.34%			3.06%

(1)	The average balances of nonaccrual assets and related income, if any, are included in their respective categories.

(2)	Includes loan balances that have been foreclosed and are now reclassified to other real estate owned.

(3)
Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities of $589 thousand and $528 thousand for the quarters ended December 31, 2013 and December 31, 2012, respectively. The estimated federal statutory tax rate was 35% for the periods presented.

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields and Rates Paid (Taxable-equivalent basis)

	Year Ended December 31,
	2013				2012
(in thousands)	Average Balance	Interest	Average Yield/Cost		Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets: (1)
Cash & cash equivalents	$29,861	$73	0.24%		$94,478	$231	0.24%
Investment securities	515,000	14,608	2.84%		410,819	11,040	2.69%
Loans held for sale	381,129	14,180	3.72%		359,056	12,719	3.56%
Loans held for investment	1,496,146	62,384	4.17%		1,303,010	58,490	4.49%
Total interest-earning assets	2,422,136	91,245	3.77%		2,167,363	82,480	3.81%
Noninterest-earning assets (2)	296,078				236,497
Total assets	$2,718,214				$2,403,860
Liabilities and shareholders’ equity:
Deposits:
Interest-bearing demand accounts	$241,348	925	0.38%		$151,029	498	0.33%
Savings accounts	122,602	545	0.44%		90,246	395	0.44%
Money market accounts	810,666	3,899	0.48%		613,546	3,243	0.53%
Certificate accounts	415,876	4,816	1.16%		790,038	12,605	1.60%
Total interest-bearing deposits	1,590,492	10,185	0.64%		1,644,859	16,741	1.02%
FHLB advances	293,871	1,532	0.52%		93,325	1,788	1.91%
Securities sold under agreements to repurchase	2,721	11	0.40%		17,806	70	0.39%
Long-term debt	62,349	2,546	4.03%	(3)	61,857	1,333	2.16%
Other borrowings	73,976	257	0.36%		—	16	—%
Total interest-bearing liabilities	2,023,409	14,531	0.72%		1,817,847	19,948	1.10%
Noninterest-bearing liabilities	445,724				374,684
Total liabilities	2,469,133				2,192,531
Shareholders’ equity	249,081				211,329
Total liabilities and shareholders’ equity	$2,718,214				$2,403,860
Net interest income (4)		$76,714				$62,532
Net interest spread			3.05%				2.71%
Impact of noninterest-bearing sources			0.12%				0.18%
Net interest margin			3.17%	(3)			2.89%

(1)	The average balances of nonaccrual assets and related income, if any, are included in their respective categories.

(2)	Includes loan balances that have been foreclosed and are now reclassified to other real estate owned.

(3)
Net interest margin for the first quarter of 2013 included $1.4 million in interest expense related to the correction of the cumulative effect of an error in prior years, resulting from the under accrual of interest due on the TruPS for which the Company had deferred the payment of interest. Excluding the impact of the prior period interest expense correction, the net interest margin was 3.23% for the twelve months ended December 31, 2013.

(4)
Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities of $2.3 million and $1.8 million for the twelve months ended December 31, 2013 and December 31, 2012, respectively. The estimated federal statutory tax rate was 35% for the periods presented.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment

	Quarter ended
(in thousands)	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Net interest income	$18,160	$16,095	$13,790	$11,127	$12,131
Provision (reversal of reserve) for loan losses	—	(1,500)	400	2,000	4,000
Noninterest income	2,885	1,229	1,537	2,390	2,530
Noninterest expense	20,822	13,813	13,446	15,686	16,384
Income (loss) before income taxes	223	5,011	1,481	(4,169)	(5,723)
Income tax expense (benefit)	(21)	1,220	65	(1,355)	(1,373)
Net income (loss)	$244	$3,791	$1,416	$(2,814)	$(4,350)

Pre-tax pre-provision profit (loss) (1)	$223	$3,511	$1,881	$(2,169)	$(1,723)
Efficiency ratio (2)	98.94%	79.73%	87.73%	116.05%	111.75%
Full-time equivalent employees (ending)	577	504	476	440	413

Net gain on mortgage loan origination and sale activity:
Multifamily	$559	$2,113	$709	$1,925	$1,631
Other	964	—	—	—	—
	$1,523	$2,113	$709	$1,925	$1,631

Production volumes:
Multifamily mortgage originations	16,325	10,734	14,790	49,119	40,244
Multifamily mortgage loans sold	15,775	21,998	15,386	50,587	33,689

(1)
Pre-tax pre-provision profit is total net revenue (net interest income and noninterest income) less noninterest expense. The Company believes that this financial measure is useful in assessing the ability of a lending institution to generate income in excess of its provision for loan losses.

(2)	Noninterest expense divided by total net revenue (net interest income and noninterest income).

Commercial Mortgage Servicing Income

	Quarter ended
(in thousands)	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Servicing income, net:
Servicing fees and other	$834	$789	$739	$812	$827
Amortization of multifamily MSRs	(457)	(433)	(423)	(490)	(463)
Commercial mortgage servicing income	$377	$356	$316	$322	$364

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Commercial Loans Serviced for Others

(in thousands)	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Commercial
Multifamily	$720,429	$722,767	$720,368	$737,007	$727,118
Other	95,673	50,629	51,058	52,825	53,235
Total commercial loans serviced for others	$816,102	$773,396	$771,426	$789,832	$780,353

Commercial Multifamily Capitalized Mortgage Servicing Rights

	Quarter ended
(in thousands)	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Beginning balance	$9,403	$9,239	$9,150	$8,097	$7,725
Originations	375	597	512	1,543	835
Amortization	(443)	(433)	(423)	(490)	(463)
Ending balance	$9,335	$9,403	$9,239	$9,150	$8,097
Ratio of MSR carrying value to related loans serviced for others	1.21%	1.22%	1.20%	1.16%	1.04%
MSR servicing fee multiple (1)	2.91	2.94	2.93	2.89	2.70
Weighted-average note rate (loans serviced for others)	5.12%	5.22%	5.25%	5.25%	5.38%
Weighted-average servicing fee (loans serviced for others)	0.42%	0.41%	0.41%	0.40%	0.38%

(1)	Represents the ratio of MSR carrying value to related loans serviced for others divided by the weighted-average servicing fee for loans serviced for others.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Five Quarter Investment Securities

(in thousands, except for duration data)	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Available for sale:
Mortgage-backed securities:
Residential	$133,910	$144,263	$120,939	$69,448	$62,853
Commercial	13,433	13,720	13,892	14,407	14,380
Municipal bonds	130,850	147,441	147,675	131,047	129,175
Collateralized mortgage obligations:
Residential	90,327	153,466	137,543	150,113	170,199
Commercial	16,845	16,991	17,533	19,795	9,043
Corporate debt securities	68,866	69,963	70,973	—	—
U.S. Treasury	27,452	27,747	29,609	30,428	30,679
Total available for sale	481,683	573,591	538,164	415,238	416,329
Held to maturity	17,133	1,303	1,316	1,323	188
	$498,816	$574,894	$539,480	$416,561	$416,517
Weighted average duration in years:
Available for sale	5.4	5.3	5.5	5.0	4.9

Five Quarter Loans Held for Investment

(in thousands)	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012
Consumer loans
Single family	$904,913	$818,992	$772,450	$730,553	$673,865
Home equity	135,650	129,785	132,218	132,537	136,746
	1,040,563	948,777	904,668	863,090	810,611
Commercial loans
Commercial real estate	477,954	400,150	382,345	387,819	361,879
Multifamily	79,216	42,187	26,120	21,859	17,012
Construction/land development	130,465	79,435	61,125	43,600	71,033
Commercial business	171,646	67,547	73,202	73,851	79,576
	859,281	589,319	542,792	527,129	529,500
	1,899,844	1,538,096	1,447,460	1,390,219	1,340,111
Net deferred loan fees and discounts	(3,219)	(3,233)	(3,366)	(2,832)	(3,576)
	1,896,625	1,534,863	1,444,094	1,387,387	1,336,535
Allowance for loan losses	(23,908)	(24,694)	(27,655)	(28,405)	(27,561)
	$1,872,717	$1,510,169	$1,416,439	$1,358,982	$1,308,974

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Five Quarter Credit Quality Activity
Allowance for Credit Losses (roll-forward)

	Quarter ended
(in thousands)	Dec. 31, 2013		Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Beginning balance	$24,894		$27,858	$28,594	$27,751	$27,627
Provision (reversal of provision) for credit losses	—		(1,500)	400	2,000	4,000
(Charge-offs), net of recoveries	(805)		(1,464)	(1,136)	(1,157)	(3,876)
Ending balance	$24,089		$24,894	$27,858	$28,594	$27,751
Components:
Allowance for loan losses	$23,908		$24,694	$27,655	$28,405	$27,561
Allowance for unfunded commitments	181		200	203	189	190
Allowance for credit losses	$24,089		$24,894	$27,858	$28,594	$27,751

Allowance as a % of loans held for investment	1.26%	(1)	1.61%	1.92%	2.05%	2.06%
Allowance as a % of nonaccrual loans	93.00%		92.30%	93.11%	88.40%	92.20%

(1)	Includes acquired loans. Excluding acquired loans, allowance for loan losses/total loans was 1.40% at December 31, 2013.

Nonperforming Assets (NPAs) roll-forward

	Quarter ended
(in thousands)	Dec. 31, 2013		Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Beginning balance	$39,019		$41,650	$53,797	$53,833	$55,250
Additions	9,959	(1)	5,517	4,340	6,511	9,973
Reductions:
Charge-offs	(805)		(1,464)	(1,136)	(1,157)	(3,876)
OREO sales	(1,442)		(2,573)	(6,746)	(2,117)	(2,028)
OREO writedowns and other adjustments	(108)		(208)	300	(638)	(1,216)
Principal paydown, payoff advances and other adjustments	(4,131)		(3,079)	(7,423)	(2,529)	(1,807)
Transferred back to accrual status	(3,874)		(824)	(1,482)	(106)	(2,463)
Total reductions	(10,360)		(8,148)	(16,487)	(6,547)	(11,390)
Net reductions	(401)		(2,631)	(12,147)	(36)	(1,417)
Ending balance	$38,618	(2)	$39,019	$41,650	$53,797	$53,833

(1)	Additions to NPAs include $7.9 million of acquired nonperforming assets during the quarter ended December 31, 2013.

(2)	Includes $6.5 million of nonperforming loans at December 31, 2013 that are guaranteed by the SBA.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Five Quarter Nonperforming Assets by Loan Class

(in thousands)	Dec. 31, 2013		Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Loans accounted for on a nonaccrual basis:
Consumer
Single family	$8,861		$12,648	$14,494	$15,282	$13,304
Home equity	1,846		2,295	3,367	2,917	2,970
	10,707		14,943	17,861	18,199	16,274
Commercial
Commercial real estate	12,257		6,861	6,051	6,122	6,403
Construction/land development	—		3,544	4,051	5,974	5,042
Commercial business	2,743		1,405	1,738	1,838	2,173
	15,000		11,810	11,840	13,934	13,618
Total loans on nonaccrual	$25,707		$26,753	$29,701	$32,133	$29,892
Nonaccrual loans as a % of total loans	1.36%		1.74%	2.06%	2.32%	2.24%

Other real estate owned:
Consumer
Single family	$5,246		$5,494	$4,468	$4,069	$4,071
Commercial
Commercial real estate	1,688		—	1,184	8,440	10,283
Construction/land development	5,977		5,815	6,297	9,155	9,587
Commercial business	—		957	—	—	—
	7,665		6,772	7,481	17,595	19,870
Total other real estate owned	$12,911		$12,266	$11,949	$21,664	$23,941

Nonperforming assets:
Consumer
Single family	$14,107		$18,142	$18,962	$19,351	$17,375
Home equity	1,846		2,295	3,367	2,917	2,970
	15,953		20,437	22,329	22,268	20,345
Commercial
Commercial real estate	13,945		6,861	7,235	14,562	16,686
Construction/land development	5,977		9,359	10,348	15,129	14,629
Commercial business	2,743		2,362	1,738	1,838	2,173
	22,665		18,582	19,321	31,529	33,488
Total nonperforming assets	$38,618	(1)	$39,019	$41,650	$53,797	$53,833
Nonperforming assets as a % of total assets	1.26%		1.37%	1.50%	2.14%	2.05%

(1)	Includes $6.5 million of nonperforming loans at December 31, 2013 that are guaranteed by the SBA.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Delinquencies by Loan Class

(in thousands)	30-59 days past due	60-89 days past due	90 days or more past due		Total past due		Current	Total loans

At December 31, 2013
Total loans held for investment	$6,841	$4,976	$72,518		$84,335		$1,815,509	$1,899,844
Less: FHA/VA loans(1)	4,286	3,730	46,811		54,827		37,177	92,004
Total loans, excluding FHA/VA loans	$2,555	$1,246	$25,707		$29,508		$1,778,332	$1,807,840

Loans by segment and class, excluding FHA/VA loans:
Consumer loans
Single family residential	$2,180	$1,171	$8,861		$12,212		$800,697	$812,909
Home equity	375	75	1,846		2,296		133,354	135,650
	2,555	1,246	10,707		14,508		934,051	948,559
Commercial loans
Commercial real estate	—	—	12,257		12,257		465,697	477,954
Multifamily residential	—	—	—		—		79,216	79,216
Construction/land development	—	—	—		—		130,465	130,465
Commercial business	—	—	2,743		2,743		168,903	171,646
	—	—	15,000		15,000		844,281	859,281
	$2,555	$1,246	$25,707	(2)	$29,508	(2)	$1,778,332	$1,807,840
As a percentage of total loans, excluding FHA/VA loans	0.14%	0.07%	1.42%		1.63%		98.37%	100.00%

At December 31, 2012
Total loans held for investment	$12,703	$4,974	$70,550		$88,227		$1,251,884	$1,340,111
Less: FHA/VA loans(1)	6,839	3,700	40,658		51,197		24,257	75,454
Total loans, excluding FHA/VA loans	$5,864	$1,274	$29,892		$37,030		$1,227,627	$1,264,657

Loans by segment and class, excluding FHA/VA loans:
Consumer loans
Single family (1)	$5,077	$1,032	$13,304		$19,413		$578,998	$598,411
Home equity	787	242	2,970		3,999		132,747	136,746
	5,864	1,274	16,274		23,412		711,745	735,157
Commercial loans
Commercial real estate	—	—	6,403		6,403		355,476	361,879
Multifamily	—	—	—		—		17,012	17,012
Construction/land development	—	—	5,042		5,042		65,991	71,033
Commercial business	—	—	2,173		2,173		77,403	79,576
	—	—	13,618		13,618		515,882	529,500
	$5,864	$1,274	$29,892		$37,030		$1,227,627	$1,264,657
As a % of total loans, excluding FHA/VA loans	0.46%	0.10%	2.36%		2.93%		97.07%	100.00%

(1)	Represents loans whose repayments are insured by the FHA or guaranteed by the VA.

(2)	Includes $6.5 million of nonperforming loans at December 31, 2013 that are guaranteed by the SBA.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Troubled Debt Restructurings (TDRs) by Accrual and Nonaccrual Status

(in thousands)	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012
Accrual
Consumer loans
Single family(1)	$70,304	$71,686	$71,438	$69,792	$67,483
Home equity	2,558	2,426	2,326	2,338	2,288
	72,862	74,112	73,764	72,130	69,771
Commercial loans
Commercial real estate	19,620	20,385	21,617	21,046	21,071
Multifamily	3,163	3,190	3,198	3,211	3,221
Construction/land development	6,148	3,122	3,718	4,487	6,365
Commercial business	112	120	129	137	147
	29,043	26,817	28,662	28,881	30,804
	$101,905	$100,929	$102,426	$101,011	$100,575
Nonaccrual
Consumer loans
Single family	$4,017	$4,819	$4,536	$4,593	$3,931
Home equity	86	132	121	134	465
	4,103	4,951	4,657	4,727	4,396
Commercial loans
Commercial real estate	628	—	—	770	770
Construction/land development	—	3,544	4,051	4,625	5,042
Commercial business	—	—	—	—	—
	628	3,544	4,051	5,395	5,812
	$4,731	$8,495	$8,708	$10,122	$10,208
Total
Consumer loans
Single family(1)	$74,321	$76,505	$75,974	$74,385	$71,414
Home equity	2,644	2,558	2,447	2,472	2,753
	76,965	79,063	78,421	76,857	74,167
Commercial loans
Commercial real estate	20,248	20,385	21,617	21,816	21,841
Multifamily	3,163	3,190	3,198	3,211	3,221
Construction/land development	6,148	6,666	7,769	9,112	11,407
Commercial business	112	120	129	137	147
	29,671	30,361	32,713	34,276	36,616
	$106,636	$109,424	$111,134	$111,133	$110,783

(1)
Includes loan balances insured by the FHA or guaranteed by the VA of $17.8 million, $17.6 million, $15.9 million, $15.2 million and $13.1 million at December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013 and December 31, 2012, respectively.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Troubled Debt Restructurings (TDRs) - Re-Defaults

	Quarter ended
(in thousands)	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Recorded investment of re-defaults(1)
Consumer loans
Single family	$267	$1,017	$133	$1,423	$1,386
Home equity	—	—	—	22	—
	267	1,017	133	1,445	1,386
Commercial loans
Commercial real estate	—	—	—	770	—
	$267	$1,017	$133	$2,215	$1,386

(1)
Represents TDRs that have defaulted in the current period within 12 months of their modification date. Defaulted TDRs are reported in the table above based on a payment default definition of 60 days past due for the consumer loans portfolio segment and 90 days past due for the commercial loans portfolio segment.

HomeStreet, Inc. and Subsidiaries
Commercial and Consumer Banking Segment (continued)

Five Quarter Deposits

(in thousands)	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Deposits by product:
Noninterest-bearing accounts - checking and savings	$164,437	$134,725	$121,281	$83,202	$83,563
Interest-bearing transaction and savings deposits:
NOW accounts	290,382	272,029	279,670	236,744	174,699
Statement savings accounts due on demand	156,181	135,428	115,817	108,627	103,932
Money market accounts due on demand	919,322	879,122	813,608	734,647	683,906
Total interest-bearing transaction and savings deposits	1,365,885	1,286,579	1,209,095	1,080,018	962,537
Total transaction and savings deposits	1,530,322	1,421,304	1,330,376	1,163,220	1,046,100
Certificates of deposit	514,400	460,223	403,636	523,208	655,467
Noninterest-bearing accounts - other	158,516	216,549	229,111	248,276	275,268
Total deposits	$2,203,238	$2,098,076	$1,963,123	$1,934,704	$1,976,835

Percent of total deposits:
Noninterest-bearing accounts - checking and savings	7.5%	6.4%	6.2%	4.3%	4.2%
Interest-bearing transaction and savings deposits:
NOW accounts	13.2	13.0	14.2	12.2	8.8
Statement savings accounts due on demand	7.1	6.5	5.9	5.6	5.3
Money market accounts due on demand	41.7	41.9	41.4	38.0	34.6
Total interest-bearing transaction and savings deposits	62.0	61.4	61.5	55.8	48.7
Total transaction and savings deposits	69.5	67.8	67.7	60.1	52.9
Certificates of deposit	23.3	21.9	20.6	27.0	33.2
Noninterest-bearing accounts - other	7.2	10.3	11.7	12.9	13.9
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

HomeStreet, Inc. and Subsidiaries
Mortgage Banking Segment

	Quarter ended
(in thousands)	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Net interest income	$3,222	$4,317	$3,625	$4,108	$4,460
Noninterest income	33,187	36,945	56,019	56,553	69,402
Noninterest expense	38,046	44,303	43,266	40,113	39,582
Income before income taxes	(1,637)	(3,041)	16,378	20,548	34,280
Income tax expense	(532)	(912)	5,726	6,794	8,433
Net income	$(1,105)	$(2,129)	$10,652	$13,754	$25,847

Efficiency ratio (1)	104.50%	107.37%	72.54%	66.13%	53.59%
Full-time equivalent employees (ending)	925	922	833	779	686

Production volumes for sale to the secondary market:
Single family mortgage closed loan volume (2)(3)	$773,146	$1,187,061	$1,307,286	$1,192,156	$1,518,971
Single family mortgage interest rate lock commitments(2)	662,015	786,147	1,423,290	1,035,822	1,254,954
Single family mortgage loans sold(2)	816,555	1,326,888	1,229,686	1,360,344	1,434,947

(1)	Noninterest expense divided by total net revenue (net interest income and noninterest income).

(2)	Includes loans originated by WMS Series LLC and purchased by HomeStreet, Inc.

(3)	Represents single family mortgage production volume designated for sale to the secondary market during each respective period.

HomeStreet, Inc. and Subsidiaries
Mortgage Banking Segment (continued)

Mortgage Banking Net Gain on Sale to the Secondary Market

	Quarter ended
(in thousands)	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013		Dec. 31, 2012

Net gain on mortgage loan origination and sale activities:(1)
Single family:
Servicing value and secondary market gains(2)	$17,632	$23,076	$43,448	$44,235		$58,031
Loan origination and funding fees	5,687	8,302	8,267	7,795		9,219
Total mortgage banking net gain on mortgage loan origination and sale activities(1)	$23,319	$31,378	$51,715	$52,030		$67,250

Composite Margin (in basis points):
Servicing value and secondary market gains / interest rate lock commitments(4)	266	294	305	385	(6)	452	(7)
Loan origination and funding fees / retail mortgage originations(5)	84	81	75	76		71
Composite Margin	350	375	380	461	(6)	523	(7)

(1)	Excludes inter-segment activities.

(2)
Comprised of gains and losses on interest rate lock commitments (which considers the value of servicing), single family loans held for sale, forward sale commitments used to economically hedge secondary market activities, and the estimated fair value of the repurchase or indemnity obligation recognized on new loan sales.

(3)	Represents changes in estimated probable future repurchase losses on previously sold loans.

(4)
Servicing value and secondary market gains have been aggregated and are stated as a percentage of interest rate lock commitments. In previous quarters, the value of originated mortgage servicing rights was presented as a separate component of the composite margin and stated as a percentage of mortgage loans sold. Prior periods have been revised to conform to the current presentation.

(5)	Loan origination and funding fees is stated as a percentage of mortgage originations from the retail channel and excludes mortgage loans purchased from WMS Series LLC.

(6)
Excludes the impact of a $4.3 million upward adjustment related to a change in accounting estimate that resulted from a change in the application of the valuation methodology used to value the Company's interest rate lock commitments. Including the impact of this cumulative effect adjustment, the secondary market gain margin and Composite Margin were 427 and 503 basis points, respectively, in the first quarter of 2013.

(7)
Excludes the impact of a $1.3 million correction that was recorded in secondary market gains in the fourth quarter of 2012 for the cumulative effect of an error in prior years related to the fair value measurement of loans held for sale. Including the impact of this correction, the secondary market gain margin and Composite Margin were 462 and 533 basis points, respectively, in the fourth quarter of 2012.

HomeStreet, Inc. and Subsidiaries
Mortgage Banking Segment (continued)

Single Family Mortgage Servicing Income

	Quarter ended
(in thousands)	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Servicing income, net:
Servicing fees and other	$8,843	$8,145	$7,216	$6,795	$6,696
Changes in fair value of single family MSRs due to modeled amortization (1)	(3,637)	(5,221)	(6,569)	(5,106)	(6,280)
	5,206	2,924	647	1,689	416
Risk management, single family MSRs:
Changes in fair value of MSR due to changes in model inputs and/or assumptions (2)	10,264	(2,900)	14,725	3,579	2,489
Net gain (loss) from derivatives economically hedging MSR	(8,040)	3,631	(13,505)	(2,518)	(2,618)
	2,224	731	1,220	1,061	(129)
Mortgage servicing income	$7,430	$3,655	$1,867	$2,750	$287

(1)	Represents changes due to collection/realization of expected cash flows and curtailments.

(2)	Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

Single Family Loans Serviced for Others

(in thousands)	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Single family
U.S. government agency	$11,467,853	$10,950,086	$10,063,558	$9,352,404	$8,508,458
Other	327,768	336,158	341,055	348,992	362,230
Total single family loans serviced for others	$11,795,621	$11,286,244	$10,404,613	$9,701,396	$8,870,688

HomeStreet, Inc. and Subsidiaries
Mortgage Banking Segment (continued)

Single Family Capitalized Mortgage Servicing Rights

	Quarter ended
(in thousands)	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Beginning balance	$136,897	$128,146	$102,678	$87,396	$73,787
Additions and amortization:
Originations	9,602	16,862	17,306	16,806	17,397
Purchases	2	10	6	3	3
Changes due to modeled amortization (1)	(3,637)	(5,221)	(6,569)	(5,106)	(6,280)
Net additions and amortization	5,967	11,651	10,743	11,703	11,120
Changes in fair value due to changes in model inputs and/or assumptions (2)	10,264	(2,900)	14,725	3,579	2,489
Ending balance	$153,128	$136,897	$128,146	$102,678	$87,396
Ratio of MSR carrying value to related loans serviced for others	1.30%	1.21%	1.23%	1.03%	0.99%
MSR servicing fee multiple (3)	4.39	4.08	4.05	3.36	3.13
Weighted-average note rate (loans serviced for others)	4.08%	4.13%	4.14%	4.24%	4.34%
Weighted-average servicing fee (loans serviced for others)	0.30%	0.30%	0.30%	0.31%	0.31%

(1)	Represents changes due to collection/realization of expected cash flows and curtailments.

(2)	Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

(3)	Represents the ratio of MSR carrying value to related loans serviced for others divided by the weighted-average servicing fee for loans serviced for others.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures
Tangible common shareholders' equity is calculated by deducting goodwill and intangible assets (excluding mortgage servicing rights) from shareholders' equity. Tangible common shareholders' equity is considered a non-GAAP financial measure and should be viewed in conjunction with shareholders' equity.  Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although we believe these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.
Tangible book value is calculated by dividing tangible common shareholders' equity by the number of common shares outstanding. The return on average tangible common shareholders' equity is calculated by dividing net earnings available to common shareholders (annualized) by average tangible common shareholders' equity.

	Quarter Ended					Year Ended
(dollars in thousands, except share data)	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012

Shareholders' equity	$265,926	$268,208	$268,321	$270,405	$263,762	$265,926	$263,762
Less: Goodwill and other intangibles	(13,073)	(424)	(424)	(424)	(424)	(13,073)	(424)
Tangible common shareholders' equity	$252,853	$267,784	$267,897	$269,981	$263,338	$252,853	$263,338

Book value per share	$17.97	$18.60	$18.62	$18.78	$18.34	$17.97	$18.34
Impact of goodwill and other intangibles	(0.89)	(0.03)	(0.02)	(0.03)	(0.03)	(0.89)	(0.03)
Tangible book value per share	$17.08	$18.57	$18.60	$18.75	$18.31	$17.08	$18.31

Average shareholders' equity	$268,328	$271,286	$280,783	$274,355	$262,163	$249,081	$211,329
Less: Average goodwill and other intangibles	(9,136)	(424)	(424)	(424)	(424)	(2,602)	(424)
Average tangible shareholders' equity	$259,192	$270,862	$280,359	$273,931	$261,739	$246,479	$210,905

Return on average common shareholders’ equity	(1.28)%	2.45%	17.19%	15.95%	32.80%	9.56%	38.86%
Impact of goodwill and other intangibles	(0.05)%	—	0.03%	0.02%	0.05%	0.10%	0.08%
Return on average tangible common shareholders' equity	(1.33)%	2.45%	17.22%	15.97%	32.85%	9.66%	38.94%

The press release contains certain non-GAAP financial disclosures for consolidated net income, excluding acquisition-related expenses, diluted earnings per share, excluding acquisition-related expenses, and Commercial and Consumer Banking segment net income, excluding acquisition-related expenses. The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.

	Quarter Ended					Year Ended
(in thousands)	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012

Net (loss) income	$(861)	$1,662	$12,068	$10,940	$21,497	$23,809	$82,126
Add back: Acquisition-related expenses, net of tax	2,652	301	4	—	—	2,957	—
Net income, excluding acquisition-related expenses	$1,791	$1,963	$12,072	$10,940	$21,497	$26,766	$82,126

Noninterest expense	$58,868	$58,116	$56,712	$55,799	$55,966	$229,495	$183,591
Deduct: acquisition-related expenses	(4,080)	(463)	(6)	—	—	(4,549)	—
Noninterest expense, excluding acquisition-related expenses	$54,788	$57,653	$56,706	$55,799	$55,966	$224,946	$183,591

Diluted earnings per common share	$(0.06)	$0.11	$0.82	$0.74	$1.46	$1.61	$5.98
Impact of acquisition-related expenses	0.18	0.02	—	—	—	0.20	—
Diluted earnings per common share, excluding acquisition-related expenses	$0.12	$0.13	$0.82	$0.74	$1.46	$1.81	$5.98

Commercial and Consumer Banking Segment:
Net income	$244	$3,791	$1,416	$(2,814)	$(4,350)	$2,637	$(14,494)
Impact of acquisition-related expenses, net of tax	2,652	301	4	—	—	2,957	—
Net income, excluding acquisition-related expenses	$2,896	$4,092	$1,420	$(2,814)	$(4,350)	$5,594	$(14,494)